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                                                                    EXHIBIT 4.03


                             SUPPLEMENTAL INDENTURE


         This Supplemental Indenture dated as of June 11, 2003 (the "Effective Date") supplements the terms of that certain Indenture dated as of November 1, 1995 between United Dominion Realty Trust, Inc., a Virginia corporation ("UDR Virginia") and Wachovia Bank, National Association (formerly First Union National Bank of Virginia), as Trustee (the "Indenture"). All capitalized terms used in this Supplemental Indenture and not otherwise defined shall have the meanings given to such terms in the Indenture.

         WHEREAS, United Dominion Realty Trust, Inc., a Maryland corporation ("UDR Maryland") is the successor by merger to UDR Virginia,

         NOW THEREFORE, as required by Section 801 of the Indenture, UDR Maryland hereby assumes the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and any interest (including all Additional Amounts, if any, payable pursuant to Section 1011 of the Indenture) on all Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Trust.

         IN WITNESS WHEREOF, the undersigned have caused this Supplemental Indenture to be executed by their duly authorized representative as of the Effective Date.

                                    United Dominion Realty Trust, Inc., a
                                    Maryland corporation



                                    By: /s/ RODNEY A. NEUHEARDT
                                       -----------------------------------------
                                    Name:  Rodney A. Neuheardt
                                          --------------------------------------
                                    Title: Senior Vice President, Finance
                                           -------------------------------------



                                    Wachovia Bank, National Association, as
                                    Trustee



                                    By: /s/ JOHN M. TURNER
                                       -----------------------------------------
                                    Name: John M. Turner
                                          --------------------------------------
                                    Title: Vice President
                                           -------------------------------------